As filed with the Securities and Exchange Commission on May 7, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BridgeBio Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1850815 (I.R.S. Employer Identification Number)

3160 Porter Drive, Suite 250
Palo Alto, CA 94304
(650) 391-9740
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Neil Kumar
Chief Executive Officer
BridgeBio Pharma, Inc.
3160 Porter Drive, Suite 250
Palo Alto, CA 94304
(650) 391-9740
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Mitchell S. Bloom
Maggie L. Wong
Natalie T. Martirossian
Goodwin Procter LLP
525 Market St.
San Francisco, CA 94105
(415) 733-6000
Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrant after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•	a base prospectus which covers the offering, issuance and sale by us of the securities identified above from time to time in one or more offerings; and
•
a prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $500,000,000 of our common stock that may be issued and sold from time to time under an equity distribution agreement with Goldman Sachs & Co. LLC and Leerink Partners LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the securities to be issued and sold under the equity distribution agreement, will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the equity distribution agreement are specified in the equity distribution agreement prospectus supplement that immediately follows the base prospectus.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
From time to time, we may offer and sell our Common Stock, Preferred Stock, Debt Securities, Warrants or Units, in each case in one or more issuances, in one or more series, and at prices and on terms that we will determine at the time of the offering.
This prospectus describes the general manner in which any of these securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement the terms of the securities offered and other details regarding the offering thereof.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “BBIO.” On May 6, 2026, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $68.09 per share.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus and under any similar heading in the documents that are incorporated by reference into this prospectus, as well as “Special Note Regarding Forward-Looking Statements” on page 4 of this prospectus. You should read the entire prospectus carefully before you make your investment decision.
The securities covered by this prospectus may be sold directly by us to investors, through agents designated by us from time to time or through underwriters or dealers at prices and on terms to be determined at the time of offering. We will include in an applicable prospectus supplement the names of any underwriters or agents and any applicable commissions or discounts. Additional information on the methods of sale appears under “Plan of Distribution” in this prospectus. We will also describe in an applicable prospectus supplement the way(s) in which we expect to use the net proceeds we receive from any sale.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The date of this prospectus is May 7, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.
Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus describes the general manner in which we may offer the securities described in this prospectus. Each time we sell securities pursuant to the registration statement we will provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference herein and therein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of our securities unless it is accompanied by a prospectus supplement.
This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should carefully read both documents, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in both this prospectus and the applicable prospectus supplement, and in particular the annual, quarterly and current reports and other documents we file with the SEC. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
You should rely only on the information contained or incorporated by reference in this prospectus and in an applicable prospectus supplement to this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus we authorize to be delivered to you is accurate only as of the date of that document or any other date set forth in that document. Additionally, any information we have incorporated by reference in this prospectus or in any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference or other date set forth in that document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations, cash flow and prospects may have changed since that date.
This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, we may refer to our trademarks included or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus without the TM or ® symbols, but any such references are not intended to indicate that we will not assert, to the fullest extent permitted under applicable law, our rights to our trademarks or other intellectual property. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.
When used in this prospectus, the terms “BridgeBio,” “we,” “our” and “us” refer to BridgeBio Pharma, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of an automatic shelf registration statement that we have filed with the SEC. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and the applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and the applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
We also make these documents available on our website at https://bridgebio.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus and the applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and the applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.
•	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026;
•	Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 7, 2026;
•
Current Reports on Form 8-K, filed with the SEC on January 12, 2026 (solely with respect to Item 8.01), January 21, 2026, February 12, 2026, March 30, 2026, and May 7, 2026 (solely with respect to Item 8.01);

•
Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2026, to the extent incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

•
the description of our Common Stock, which is registered under Section 12 of the Exchange Act, contained in our registration statement on Form 8-A filed with the SEC on June 26, 2019 and Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.
Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the applicable prospectus supplement.
Prospective investors may obtain documents incorporated by reference in this prospectus and the applicable prospectus supplement at no cost by requesting them in writing or by telephone from us at our executive offices at:
BridgeBio Pharma, Inc.
3160 Porter Drive, Suite 250
Palo Alto, CA 94304
(650) 391-9740
Attention: Secretary

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, together with any accompanying prospectus supplement, includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management and expected market growth, are forward-looking statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors” and include, among other things:
•	the continued commercial success of AttrubyTM (acoramidis), including our expectations regarding the size and growth potential of the commercial markets for Attruby;
•
the success, cost and timing of our clinical development of our late-stage product candidates, including low-dose infigratinib for achondroplasia, encaleret for ADH1, and BBP-418 for limb-girdle muscular dystrophy type 2I/R9, or LGMD2I/R9;

•
our ability to continue planned preclinical and clinical development of our respective development programs, and the timing, cost and success of any such continued preclinical and clinical development and planned regulatory submissions;

•	our ability to initiate, recruit and enroll patients in and conduct our clinical trials at the pace that we project;
•	the expected timing of our regulatory submissions, including our anticipated interaction with and feedback from the U.S. Food and Drug Administration (the “FDA”) and similar regulatory authorities;
•	our plans to implement certain development strategies, including our ability to attract and retain potential collaborators with development, regulatory and commercialization expertise;
•
our ability to obtain and maintain regulatory approval of our product candidates in any of the indications for which we are developing or we plan to develop, and any related restrictions, limitations or warnings in the label of any of our product candidates, if approved;

•
our ability to successfully commercialize our current product candidates, if approved, and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue;

•
our ability to compete with companies currently marketing approved treatments or engaged in the development of treatments that may become available for any of the indications that our product candidates are designed to target;

•
our reliance on third parties to conduct our clinical trials and to manufacture drug substance and drug product for our commercial product and certain of our product candidates for use in our clinical trials;

•	our ability to contract with and the performance of our and our collaborators’ third-party suppliers and manufacturers;
•	the pricing and reimbursement of our product candidates, if approved;
•	the size and growth potential of the markets for our current product candidates or other product candidates we may identify and pursue, and our ability to serve and gain acceptance by those markets;
•	our ability to identify and advance through clinical development any additional product candidates;

•
the impacts of the ongoing public health crisis or macroeconomic factors that could impact our business, such as the effects of the ongoing conflicts in the Ukraine or the Middle East on the global economy; supply chain and inflationary pressures, or significant political, trade or regulatory developments in the jurisdictions in which we may sell our products or conduct our operations;

•	our ability to retain and recruit key personnel;
•	the success of competing therapies that are or may become available;
•
our ability to obtain and maintain adequate intellectual property rights for our product candidates and our ability to operate our business without infringing on the intellectual property rights of others;

•	our expectations regarding government and third-party payor coverage and reimbursement;
•
our estimates of our expenses, ongoing losses, capital requirements and our use of cash resources, and our needs for or ability to pay for debt interests and obtain additional financing to complete the clinical trials of any of our product candidates;

•	our expectations regarding the use of proceeds from any sales of securities pursuant to this prospectus or any applicable prospectus supplement;
•	the impact of laws and regulations in the United States and foreign countries;
•	our financial performance, including our anticipated funding to support the potential launch of three additional medicines globally;
•
adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties; and

•	developments and projections relating to our competitors or our industry.
These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In evaluating such forward-looking statements, you should specifically consider various factors that may cause actual results to differ materially from current expectations, including the risks outlined under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act). Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
This prospectus, together with any accompanying prospectus supplement, also contains estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.
Trademarks
This prospectus includes trademarks, service marks and trade names owned by us or by other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

ABOUT THE COMPANY
The following highlights information about the Registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to “BridgeBio,” “the company,” “we,” “us,” and “our” refer to BridgeBio Pharma, Inc. and its subsidiaries.
Overview
BridgeBio Pharma, Inc., or the Company, is a commercial-stage, multi-product biopharmaceutical company organized around a portfolio operating model to discover, develop, and deliver medicines for patients with genetic diseases. We seek to translate advances in genetic science into therapies for patient populations with significant unmet medical needs.
We currently generate material revenues from one commercial product and have multiple product candidates in late-stage development. Acoramidis received FDA approval in November 2024 as Attruby, and it received approval as Beyonttra from (i) the European Commission (“EC”) on February 10, 2025, (ii) the Japanese Ministry of Health, Labour and Welfare on March 27, 2025 (pricing approval from the National Health Insurance in Japan was subsequently obtained on May 21, 2025), and (iii) the United Kingdom Medicines and Healthcare Products Regulatory Agency in the UK in April 2025. In addition, we have three product candidates—low-dose infigratinib for achondroplasia, encaleret for autosomal dominant hypocalcemia type 1 (“ADH1”), and BBP-418 for limb-girdle muscular dystrophy type 2I/R9 (“LGMD2I/R9”)—that have each reported positive Phase 3 topline data. On March 30, 2026, we submitted our New Drug Application to the FDA for oral BBP-418 for the treatment of LGMD2I/R9.
Since our inception in 2015, we have focused substantially all of our efforts and financial resources on acquiring and developing product and technology rights, building our intellectual property portfolio and conducting research and development activities for our product candidates and commercial product, and driving commercialization of acoramidis within our wholly-owned subsidiaries and controlled entities, including partially-owned subsidiaries and subsidiaries we consolidate based on our deemed majority control of such entities as determined using either the variable interest entity (“VIE model”), or the voting interest entity (“VOE model”). To support these activities, we and our wholly-owned subsidiary, BridgeBio Services, Inc., (i) identify and secure new programs, (ii) set up new wholly-owned subsidiaries or controlled entities, (iii) recruit key management team members, (iv) raise and allocate capital across the portfolio and (v) provide certain shared services, including accounting, legal, information technology, administrative, and human resources, as well as workspaces. To date, we have funded our operations with proceeds from the sale of our equity securities, issuance of convertible notes, debt borrowings, royalty monetization, cash proceeds from net product revenue and royalty revenue, and upfront and milestone payments received from licensing arrangements.
Our principal executive offices are located at 3160 Porter Drive, Suite 250, Palo Alto, CA 94304, and our telephone number is (650) 391-9740. Our corporate website address is https://bridgebio.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.
Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.
For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

RISK FACTORS
Investing in our securities involves certain risks. Before you invest in any of our common stock, preferred stock, debt securities, warrants or any combination thereof, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025 and elsewhere in our quarterly report on Form 10-Q for the period ended March 31, 2026 which are incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of any securities described in this prospectus for general corporate purposes, which may include research and development and clinical development costs; the ongoing commercialization of Attruby and the potential commercialization of our product candidates, if approved; working capital; capital expenditures; debt repayment; general and administrative expenses; and other general corporate purposes. We may also use net proceeds to fund potential acquisitions of, or investments in, complementary businesses, products, services and technologies. We have not entered into any agreements or commitments with respect to any material acquisitions or investments at this time. We may also use net proceeds to repurchase or redeem outstanding securities from time to time in the open market, or in privately negotiated transactions, subject to applicable legal and contractual requirements. From time to time, to maintain or increase our ownership position in our subsidiaries, we may make additional investments in or purchase equity in our subsidiaries.
We may set forth additional information concerning our expected use of net proceeds from sales of securities in the applicable prospectus supplement relating to the specific offering. Pending use of net proceeds as described above, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

GENERAL DESCRIPTION OF SECURITIES
We may offer shares of common or preferred stock, various series of senior or subordinated debt securities, warrants, or units consisting of combinations of the foregoing, in each case from time to time under this prospectus, together with the applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	voting or other rights;
•	rates and times of payment of interest, dividends or other payments;
•	liquidation preference;
•	original issue discount;
•	maturity;
•	ranking;
•	restrictive covenants;
•
redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;

•	any securities exchange or market listing arrangements; and
•	important U.S. federal income tax considerations.
This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the prospectus supplement related to any securities being offered.
We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.
The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our certificate of incorporation, bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK
The following summary description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our capital stock. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, each as may be amended and/or restated from time to time, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.
General
Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated. As of March 31, 2026, we had 195,707,702 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All of our outstanding shares of common stock are, and all of the shares issuable upon conversion of the notes to be sold in this offering will be, when issued, validly issued, fully paid and non-assessable.
Exchange Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “BBIO.” On March 31, 2026, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $74.26 per share. As of March 31, 2026, we had approximately 35 stockholders of record.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 55 Challenger Rd., Ridgefield Park, NJ 07660.
Preferred Stock
Undesignated Preferred Stock
Our board of directors or any authorized committee thereof has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of convertible preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our convertible preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive capital payments and payments upon our liquidation. In addition, the issuance of convertible preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. We have no shares of preferred stock outstanding.
The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the board of directors may fix are:
•	dividend rights;
•	dividend rates;

•	conversion rights;
•	voting rights;
•	terms of redemption; and
•	liquidation preferences.
The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Additional Series of Preferred Stock
We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of any additional series of preferred stock we may offer pursuant to this prospectus. This description and the applicable prospectus supplement will include:
•	the title and stated value;
•	the number of shares authorized;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date, and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not be subject to any preemptive or similar rights.
Registration Rights
Holders of up to 61,131,962 shares of our common stock are entitled to rights with respect to the registration of these securities under the Securities Act. These rights are provided under the terms of a registration rights agreement, dated June 26, 2019, among us and certain of our shareholders (the “registration rights agreement”). The registration rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses incurred in connection with registrations under the registration rights agreement will be borne by us, and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.
Demand Registration Rights
The holders of our registrable securities are entitled to demand registration rights. Under the terms of our registration rights agreement, we will be required, upon the request of a holder of at least 10% of our outstanding registrable securities, to file a registration statement and use reasonable best efforts to effect the registration for public resale of these shares and any additional registrable securities requested to be included in such registration by any other holders of our registrable securities.
Short-Form Registration Rights
The holders of our registrable securities are also entitled to short-form registration rights. Pursuant to our registration rights agreement, if we are eligible to file a registration statement on Form S-3, upon the request of a holder of at least 10% of our outstanding registrable securities, we will be required to use our reasonable best efforts to effect a registration of such shares. We are required to effect up to two registrations in any six-month period pursuant to this provision of the registration rights agreement.
Piggyback Registration Rights
The holders of our registrable securities are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of our outstanding registrable securities are entitled to include their shares in the registration. Subject to certain exceptions contained in the registration rights agreement, we and the underwriters may limit the number of shares included in the underwritten offering if the underwriters determine that marketing factors require a limitation of the number of shares to be underwritten.
Indemnification
Our registration rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.
Expenses of Registration
We will pay the registration expenses, subject to certain limited exceptions contained in the registration rights agreement, of the holders of the shares registered pursuant to the demand, short-form and piggyback registration rights described above, including the expenses of one counsel for the selling holders.
Expiration of Registration Rights
The registration rights granted under the registration rights agreement will terminate upon the earliest to occur of: (i) such time after our initial public offering when all registrable securities could be sold under Rule 144 of the Securities Act or a similar exemption without limitation during a three-month period without registration; (ii) the consummation of a transaction or series of transactions in which a person, or a group of persons, acquires from our stockholders, shares representing more than 50% of our outstanding voting stock; and (iii) the consummation of a transaction or series of transactions in which a person, or group of persons, acquires the right to receive the majority of the proceeds in a final liquidation, dissolution or termination, voluntary or involuntary, of the company.
The foregoing description of the registration rights agreement is a summary. For the complete terms of the registration rights agreement, you should refer to the form of registration rights agreement we have filed with the SEC.
Authorized but Unissued Capital Stock
The Delaware General Corporation Law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws
Certain provisions of the Delaware General Corporation Law and of our certificate of incorporation and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.
Delaware Takeover Statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•
at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Provisions of Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non- negotiated takeover attempts. These provisions include the items described below.
Board Composition and Filling Vacancies.
Our certificate of incorporation provides for the division of our Board into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at an annual election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.
No Written Consent of Stockholders.
Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholder without holding a meeting of stockholders.
Meetings of Stockholders.
Our bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance Notice Requirements.
Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

Amendment to Certificate of Incorporation and Bylaws.
As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.
Undesignated Preferred Stock
Our certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Choice of Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any state law claim for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws; (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws or (5) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware. Our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Limitations of Liability and Indemnification
Our certificate of incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:
•	any breach of the duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	with respect to our directors, unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which the director or officer derived an improper personal benefit.

Each of our certificate of incorporation and bylaws provides that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance. The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:
•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;
•	the maturity date;
•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders or affiliates;
•	issue or sell stock of our subsidiaries;
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the applicability of the provisions in the indenture on discharge;
•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indenture
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:
•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities-General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•
to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the stated maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.
Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Ranking of Debt Securities
The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.
The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement;
•	the price or prices at which such units will be issued;
•	the applicable United States federal income tax considerations relating to the units;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;
•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by New York or Delaware law.
Form, Exchange and Transfer
We will issue each unit in global (i.e., book-entry) form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
•
Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•
Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•
If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to one or more purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, on an exchange or otherwise;
•	through a market maker or into an existing trading market on an exchange or otherwise;
•	at prices related to those prevailing market prices; or
•	at negotiated prices.
The applicable prospectus supplement will set forth the following information to the extent applicable:
•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.
Sale through Underwriters or Dealers
If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.
If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.
Direct Sales and Sales through Agents
We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on The Nasdaq Global Select Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
At-the-Market Offerings
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, San Francisco, California. Any underwriters, dealers and agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of BridgeBio Pharma, Inc. incorporated by reference in this Prospectus, and the effectiveness of BridgeBio Pharma, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
PROSPECTUS
May 7, 2026

Prospectus Supplement
(To prospectus dated May 7, 2026)
BridgeBio Pharma, Inc.

Up to $500,000,000
Common Stock
We have entered into a certain equity distribution agreement with Goldman Sachs & Co. LLC, or Goldman Sachs, and Leerink Partners LLC, or Leerink Partners, each a sales agent and, collectively, the sales agents, relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $500 million from time to time through Goldman Sachs and Leerink Partners, acting as our sales agents or principals.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “BBIO.” On May 6, 2026, the closing price of our common stock, as reported on the Nasdaq Global Select Market, was $68.09 per share.
Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. The sales agents may also sell our common stock by any other method permitted by law. The sales agents are not required to sell any specific number or dollar amount of securities, but will act as sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to the sales agents for sales of common stock sold pursuant to the equity distribution agreement will be up to 3.0% of the gross proceeds of any shares of common stock sold under the equity distribution agreement. In connection with the sale of the common stock on our behalf, each of the sales agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-12 of this prospectus supplement.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-5 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Goldman Sachs & Co. LLC	Leerink Partners

The date of this prospectus supplement is May 7, 2026

We are responsible for the information contained and incorporated by reference in this prospectus supplement, in any accompanying base prospectus, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration statement we may offer shares of our common stock, preferred stock, debt securities, warrants and units, including common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. Under this prospectus supplement, we may offer shares of our common stock having an aggregate offering price of up to $500,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, including the information incorporated by reference herein, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, including the information incorporated by reference therein, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.
This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any accompanying prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.
Unless the context otherwise indicates, references in this prospectus to “BridgeBio”, “we”, “our”, “us” and “the Company” refer, collectively, to BridgeBio Pharma, Inc. and its consolidated subsidiaries.
We use various trademarks and tradenames in our business, including “BridgeBio” and our corporate logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, and the information included in any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus on page S-5 and in the documents incorporated by reference into this prospectus.
Company Overview
BridgeBio Pharma, Inc. (the “Company”) is a commercial-stage, multi-product biopharmaceutical company organized around a portfolio operating model to discover, develop, and deliver medicines for patients with genetic diseases. We seek to translate advances in genetic science into therapies for patient populations with significant unmet medical needs.
We currently generate material revenues from one commercial product and have multiple product candidates in late-stage development. Acoramidis received approval from the U.S. Food and Drug Administration (the “FDA”) in November 2024 as Attruby, and it received approval as Beyonttra from (i) the European Commission (“EC”) on February 10, 2025, (ii) the Japanese Ministry of Health, Labour and Welfare on March 27, 2025 (pricing approval from the National Health Insurance in Japan was subsequently obtained on May 21, 2025), and (iii) the United Kingdom Medicines and Healthcare Products Regulatory Agency in the UK in April 2025. In addition, we have three product candidates—low-dose infigratinib for achondroplasia, encaleret for autosomal dominant hypocalcemia type 1 (“ADH1”), and BBP-418 for limb-girdle muscular dystrophy type 2I/R9 (“LGMD2I/R9”)—that have each reported positive Phase 3 topline data. On March 30, 2026, we submitted our New Drug Application to the FDA for oral BBP-418 for the treatment of LGMD2I/R9.
Company Information
Since our inception in 2015, we have focused substantially all of our efforts and financial resources on acquiring and developing product and technology rights, building our intellectual property portfolio and conducting research and development activities for our product candidates and commercial product, and driving commercialization of acoramidis within our wholly-owned subsidiaries and controlled entities, including partially-owned subsidiaries and subsidiaries we consolidate based on our deemed majority control of such entities as determined using either the variable interest entity (“VIE model”), or the voting interest entity (“VOE model”). To support these activities, we and our wholly-owned subsidiary, BridgeBio Services, Inc., (i) identify and secure new programs, (ii) set up new wholly-owned subsidiaries or controlled entities, (iii) recruit key management team members, (iv) raise and allocate capital across the portfolio and (v) provide certain shared services, including accounting, legal, information technology, administrative, and human resources, as well as workspaces. To date, we have funded our operations with proceeds from the sale of our equity securities, issuance of convertible notes, debt borrowings, royalty monetization, cash proceeds from net product revenue and royalty revenue, and upfront and milestone payments received from licensing arrangements.
Our principal executive offices are located at 3160 Porter Drive, Suite 250, Palo Alto, CA 94304, and our telephone number is (650) 391-9740. Our corporate website address is https://bridgebio.com. Information contained on or accessible through our website is not a part of, and is not incorporated by reference in, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. You should not rely on any such information in making your decision whether to purchase our securities.

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $500 million.
Common stock to be outstanding immediately after this offering
Up to 203,050,925 shares (as more fully described in the notes following this table), assuming sales of 7,343,222 shares of our common stock in this offering at an offering price of $68.09 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on May 6, 2026. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering
From time to time by us through Goldman Sachs and Leerink Partners, acting as sales agents on our behalf or principal, including through an “at the market offering”, as applicable. See “Plan of Distribution” on page S-12 of this prospectus.
Use of Proceeds
We currently intend to use the net proceeds from this offering for general corporate purposes, which may include research and development and clinical development costs; the ongoing commercialization of Attruby and the potential commercialization of our product candidates, if approved; working capital; capital expenditures; debt repayment; general and administrative expenses; and other general corporate purposes. We may also use net proceeds to fund potential acquisitions of, or investments in, complementary businesses, products, services and technologies, and to repurchase or redeem outstanding securities from time to time in the open market, or in privately negotiated transactions. See “Use of Proceeds” on page S-9 of this prospectus.
Risk Factors
Investing in our common stock involves significant risks. See “Risk Factors” on page S-5 of this prospectus and under similar headings in other documents incorporated by reference into this prospectus.
The Nasdaq Global Select Market Symbol
“BBIO”
The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 195,707,702 shares of common stock outstanding as of March 31, 2026. The number of shares outstanding as of March 31, 2026 as used throughout this prospectus, unless otherwise indicated, excludes the following, all as of March 31, 2026:
•	10,492,966 shares of our common stock issuable upon the exercise of stock options at a weighted-average exercise price of approximately $24.88 per share;
•	10,478,134 shares of our common stock issuable upon the vesting and settlement of restricted stock unit awards;
•	8,729,230 shares of our common stock reserved for future issuance under our Amended and Restated 2021 Stock Option and Incentive Plan (as may be amended and/or restated from time to time);

•
2,969,167 shares of our common stock reserved for future issuance under our Amended and Restated 2019 Employee Stock Purchase Plan as well as any future increases in the number of shares of our common stock reserved for issuance under the 2019 Employee Stock Purchase Plan pursuant to evergreen increase provisions;

•	583,425 shares of our common stock reserved for future issuance under our Amended and Restated 2019 Inducement Equity Plan (as may be amended and/or restated from time to time);
•	12,878,305 shares of our common stock reserved for issuance upon the conversion of our 2.50% convertible senior notes due 2027 in the aggregate principal amount of $550.0 million issued in March 2020;
•
7,702,988 shares of our common stock reserved for issuance upon the conversion of our 2.25% convertible senior notes due 2029 in the aggregate principal amount of $747.5 million issued in January and February 2021;

•
11,544,448 shares of our common stock reserved for issuance upon the conversion of our 1.75% convertible senior notes due 2031 in the aggregate principal amount of $575.0 million issued in February 2025; and

•
5,720,014 shares of our common stock reserved for issuance upon the conversion of our 0.75% convertible senior notes due 2033 in the aggregate principal amount of $632.5 million issued in January 2026.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and in the documents incorporated by reference in this prospectus, as well as other information we include or incorporate by reference into this prospectus, before making an investment decision. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is on file with the SEC, and is incorporated herein by reference, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which is on file with the SEC and is incorporated by reference into this prospectus, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.
Additional Risks Related To This Offering
We have broad discretion in the use of our existing cash, cash equivalents and marketable securities and the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of our existing cash, cash equivalents and marketable securities and the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately.
Because of the number and variability of factors that will determine our use of our existing cash and cash equivalents and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our existing cash and cash equivalents and the net proceeds from this offering in ways that ultimately increase the value of your investment.
The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
You will experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book deficit per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 7,343,222 shares of our common stock are sold at a price of $68.09 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on May 6, 2026, for aggregate gross proceeds of $500 million, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $77.01 per share, representing the difference between our as adjusted net tangible book deficit per share as of March 31, 2026 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to those of existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The actual number of shares of common stock we will issue under the equity distribution agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to Goldman Sachs or Leerink Partners. at any time throughout the term of the equity distribution agreement. The number of shares of common stock that are sold by Goldman Sachs or Leerink Partners after delivering an issuance notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with Goldman Sachs or Leerink Partners, as applicable. Because the price per share of each share of common stock sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.
Sales of common stock offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to the sales agents, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
We do not intend to pay dividends in the foreseeable future.
We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”
This prospectus, including the sections entitled “About this Prospectus” and “Risk Factors,” contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•	the continued commercial success of AttrubyTM (acoramidis), including our expectations regarding the size and growth potential of the commercial markets for Attruby;
•
the success, cost and timing of our clinical development of our late-stage product candidates, including low-dose infigratinib for achondroplasia, encaleret for ADH1, and BBP-418 for limb-girdle muscular dystrophy type 2I/R9, or LGMD2I/R9;

•
our ability to continue planned preclinical and clinical development of our respective development programs, and the timing, cost and success of any such continued preclinical and clinical development and planned regulatory submissions;

•	our ability to initiate, recruit and enroll patients in and conduct our clinical trials at the pace that we project;
•	the expected timing of our regulatory submissions, including our anticipated interaction with and feedback from the U.S. Food and Drug Administration (the “FDA”) and similar regulatory authorities;
•	our plans to implement certain development strategies, including our ability to attract and retain potential collaborators with development, regulatory and commercialization expertise;
•
our ability to obtain and maintain regulatory approval of our product candidates in any of the indications for which we are developing or we plan to develop, and any related restrictions, limitations or warnings in the label of any of our product candidates, if approved;

•
our ability to successfully commercialize our current product candidates, if approved, and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue;

•
our ability to compete with companies currently marketing approved treatments or engaged in the development of treatments that may become available for any of the indications that our product candidates are designed to target;

•
our reliance on third parties to conduct our clinical trials and to manufacture drug substance and drug product for our commercial product and certain of our product candidates for use in our clinical trials;

•	our ability to contract with and the performance of our and our collaborators’ third-party suppliers and manufacturers;
•	the pricing and reimbursement of our product candidates, if approved;

•	the size and growth potential of the markets for our current product candidates or other product candidates we may identify and pursue, and our ability to serve and gain acceptance by those markets;
•	our ability to identify and advance through clinical development any additional product candidates;
•
the impacts of the ongoing public health crisis or macroeconomic factors that could impact our business, such as the effects of the ongoing conflicts in the Ukraine or the Middle East on the global economy; supply chain and inflationary pressures, or significant political, trade or regulatory developments in the jurisdictions in which we may sell our products or conduct our operations;

•	our ability to retain and recruit key personnel;
•	the success of competing therapies that are or may become available;
•
our ability to obtain and maintain adequate intellectual property rights for our product candidates and our ability to operate our business without infringing on the intellectual property rights of others;

•	our expectations regarding government and third-party payor coverage and reimbursement;
•
our estimates of our expenses, ongoing losses, capital requirements and our use of cash resources, and our needs for or ability to pay for debt interests and obtain additional financing to complete the clinical trials of any of our product candidates;

•	our expectations regarding the use of proceeds from any sales of securities pursuant to this prospectus or any applicable prospectus supplement;
•	the impact of laws and regulations in the United States and foreign countries;
•	our financial performance, including our anticipated funding to support the potential launch of three additional medicines globally;
•	our intended use of the net proceeds from this offering;
•
adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties; and

•	developments and projections relating to our competitors or our industry.
These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, the risks more fully discussed in the “Risk Factors” section in this prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus.
Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $500 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the equity distribution agreement with Goldman Sachs & Co. LLC and Leerink Partners LLC as a source of financing.
We currently intend to use the net proceeds from this offering for general corporate purposes, which may include research and development and clinical development costs the ongoing commercialization of Attruby and the potential commercialization of our product candidates, if approved; working capital; capital expenditures; debt repayment; general and administrative expenses; and other general corporate purposes. We may also use net proceeds to fund potential acquisitions of, or investments in, complementary businesses, products, services and technologies. We have not entered into any agreements or commitments with respect to any material acquisitions or investments at this time. We may also use net proceeds to repurchase or redeem outstanding securities from time to time in the open market, or in privately negotiated transactions, subject to applicable legal and contractual requirements. From time to time, to maintain or increase our ownership position in our subsidiaries, we may make additional investments in or purchase equity in our subsidiaries.
The amounts and timing of our use of any net proceeds from this offering will depend on a number of factors, such as the ongoing commercialization of Attruby, and success, cost and timing of the commercialization product candidates, if approved, the timing and outcome of regulatory submissions and approvals for our product candidates, the timing and progress of our research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our products and product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying upon the judgment of our management regarding the application of these proceeds. We reserve the right to change the use of these proceeds.
We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes.

DILUTION
Purchasers of common stock offered by this prospectus will suffer immediate and substantial dilution in the net tangible book deficit per share of common stock. Our net tangible book deficit as of March 31, 2026 was $(2,296) million, or $(11.73) per share of common stock. Net tangible book deficit per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of March 31, 2026.
Dilution in net tangible book deficit per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book deficit per share of our common stock immediately after this offering. After giving effect to the assumed sale of shares of our common stock in the aggregate amount of $500 million at an assumed offering price of $68.09 per share, the last reported sale price of our common stock on May 6, 2026, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book deficit as of March 31, 2026 would have been $(1,811) million, or $(8.92) per share of common stock. This represents an immediate increase in net tangible book deficit of $2.81 per share of common stock to our existing stockholders and an immediate dilution in net tangible book deficit of $77.01 per share of common stock to investors participating in this offering at an assumed offering price of $68.09 per share.
The following table illustrates this per share dilution:

Assumed offering price per share		$68.09
Net tangible book deficit per share as of March 31, 2026	$(11.73)
Increase in per share attributable to new investors attributable to this offering	$2.81
As adjusted net tangible book deficit per share as of March 31, 2026, after giving effect to this offering		$(8.92)
Dilution per share to new investors participating in this offering		$77.01

The table above assumes for illustrative purposes that an aggregate of 7,343,222 shares of our common stock are sold at a price of $68.09 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on May 6, 2026, for aggregate gross proceeds of $500 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $68.09 per share shown in the table above, assuming all of our common stock in the aggregate amount of $500 million is sold at that price, would result in an increase to our adjusted net tangible book deficit per share after the offering to $(8.93) and an increase in the dilution in net tangible book deficit per share to new investors in this offering to $2.81, after deduction of commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $68.09 per share shown in the table above, assuming all of our common stock in the aggregate amount of $500 million is sold at that price, would result in a decrease to our adjusted net tangible book deficit per share after the offering to $(8.92) and a decrease in the dilution in net tangible book deficit per share to new investors in this offering to $2.82, after deduction of commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.
The information above and in the foregoing table is based upon 195,707,702 shares of our common stock outstanding as of March 31, 2026, The information above and in the foregoing table, and excludes the following, all as of March 31, 2026:
•	10,492,966 shares of our common stock issuable upon the exercise of stock options at a weighted-average exercise price of approximately $24.88 per share;
•	10,478,134 shares of our common stock issuable upon the vesting and settlement of restricted stock unit awards;
•	8,729,230 shares of our common stock reserved for future issuance under our Amended and Restated 2021 Stock Option and Incentive Plan (as may be amended and/or restated from time to time);

•
2,969,167 shares of our common stock reserved for future issuance under our Amended and Restated 2019 Employee Stock Purchase Plan as well as any future increases in the number of shares of our common stock reserved for issuance under the 2019 Employee Stock Purchase Plan pursuant to evergreen increase provisions;

•	583,425 shares of our common stock reserved for future issuance under our Amended and Restated 2019 Inducement Equity Plan (as may be amended and/or restated from time to time);
•	12,878,305 shares of our common stock reserved for issuance upon the conversion of our 2.50% convertible senior notes due 2027 in the aggregate principal amount of $550.0 million issued in March 2020;
•
7,702,988 shares of our common stock reserved for issuance upon the conversion of our 2.25% convertible senior notes due 2029 in the aggregate principal amount of $747.5 million issued in January and February 2021;

•
11,544,448 shares of our common stock reserved for issuance upon the conversion of our 1.75% convertible senior notes due 2031 in the aggregate principal amount of $575.0 million issued in February 2025; and

•
5,720,014 shares of our common stock reserved for issuance upon the conversion of our 0.75% convertible senior notes due 2033 in the aggregate principal amount of $632.5 million issued in January 2026.

In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding options are exercised, new options are issued under our equity incentive plans or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION
We have entered into an equity distribution agreement with Goldman Sachs and Leerink Partners, collectively, the sales agents, under which we may offer and sell up to $500 million of our shares of common stock from time to time through the sales agents. Sales of our shares of common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell shares of common stock under the equity distribution agreement, we will notify the sales agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the sales agents, unless the sales agents decline to accept the terms of such notice, the sales agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agents under the equity distribution agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and the sales agents is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the sales agents a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the sales agents for the fees and disbursements of its counsel, payable upon execution of the equity distribution agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel, unless we and the sales agents otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agents under the terms of the equity distribution agreement, will be approximately $195,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
The sales agents will provide written confirmation to us before the open on the Nasdaq Global Select Market on the day following each day on which shares of common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of the shares of common stock on our behalf, each of the sales agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the sales agents may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the equity distribution agreement and (ii) the termination of the equity distribution agreement as permitted therein.
This summary of the material provisions of the equity distribution agreement does not purport to be a complete statement of its terms and conditions. A copy of the equity distribution agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
The sales agents and their affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their business, the sales agents may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the sales agents may at any time hold long or short positions in such securities.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the sales agents, and the sales agents may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
Certain legal matters, including the legality of the securities offered, will be passed upon for us by Goodwin Procter LLP, San Francisco, California. Goldman Sachs & Co. LLC and Leerink Partners LLC are being represented in this offering by Latham & Watkins LLP, Costa Mesa, California.
EXPERTS
The consolidated financial statements of BridgeBio Pharma, Inc. incorporated by reference in this Prospectus, and the effectiveness of BridgeBio Pharma, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying base prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). You may also inspect the registration statement and this prospectus supplement and the accompanying base prospectus on this website.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed BridgeBio Pharma, Inc., 3160 Porter Drive, Suite 250, Palo Alto, CA 94304. Our website is located at https://bridgebio.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and, except for the documents incorporated by reference as noted below, you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying base prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus supplement and prior to the termination of this offering:
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;
•	our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 24, 2026;
•
our Current Reports on Form 8-K filed with the SEC on January 12, 2026 (solely with respect to Item 8.01), January 21, 2026, February 12, 2026, March 30, 2026, and May 7, 2026 (solely with respect to Item 8.01); and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 26, 2019 and Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022, including any amendments or reports filed for the purpose of updating such description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing us at the following address: BridgeBio Pharma, Inc., 3160 Porter Drive, Suite 250, Palo Alto, CA 94304. Our website is located at https://bridgebio.com. The reference to our website is intended to be an inactive textual reference and, except for the documents incorporated by reference as noted above, the information on, or accessible through, our website is not intended to be part of this prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.
We advise that there have been no material changes in our affairs that have occurred since the end of the latest fiscal period for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.
This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Up to $500,000,000

Common Stock
PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC         Leerink Partners
May 7, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC Registration fee	$ *(1)
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Transfer agent and trustee fees	*
Miscellaneous	*
Total	$*

*	These fees are calculated based on securities offered and the number of issuances and accordingly cannot be estimated at this time.
(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the filing fees relating to the securities that are registered and available for sale under this registration statement other than the $69,050 of fees due in connection with the $500 million of the registrant’s common stock that may be issued and sold from time to time under the equity distribution agreement with Goldman Sachs and Leerink Partners.

Item 15.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.
Our certificate of incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for the following:
•	any breach of their duty of loyalty to our company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	with respect to our directors, unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, pursuant to bylaws, we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
We have also entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our certificate of incorporation, bylaws, and indemnification agreements that we entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act.
Item 16.	Exhibits

Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date
1.1*	Form of underwriting agreement(s)	—	—	—	—
1.2	Equity Distribution Agreement dated May 7, 2026, by and among the Company and Goldman Sachs & Co, LLC and Leerink Partners LLC.	—	—	—	Filed herewith
3.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-38959	3.1	July 3, 2019
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38959	3.1	June 23, 2025
3.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-4	333-249944	3.2	November 6, 2020
4.1	Specimen Common Stock Certificate.	S-1	333-231759	4.1	June 24, 2019
4.2	Form of Registration Rights Agreement, among the Registrant and certain of its shareholders, to be in effect immediately prior to completion of this offering.	S-1	333-231759	4.3	June 24, 2019
4.3	Form of indenture for senior debt securities and the related form of senior debt security.	—	—	—	Filed herewith
4.4	Form of indenture for subordinated debt securities and the related form of subordinated debt security.	—	—	—	Filed herewith
4.5*	Form of Certificate of Designation of Preferred Stock.	—	—	—	—
4.6*	Form of Preferred Stock Certificate.	—	—	—	—

Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date
4.7*	Form of Warrant Agreement and Warrant Certificate.	—	—	—	—
4.8*	Form of Unit Certificate.	—	—	—	—
5.1	Opinion of Goodwin Procter LLP.	—	—	—	Filed herewith
5.2	Opinion of Goodwin Procter LLP relating to the equity distribution agreement prospectus.	—	—	—	Filed herewith
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	—	—	—	Filed herewith
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).	—	—	—	Filed herewith
23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2 hereto).	—	—	—	Filed herewith
24.1	Power of Attorney (included in the signature pages to this registration statement).	—	—	—	Filed herewith
25.1†	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.	—	—	—	—
25.2†	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.	—	—	—	—
107	Filing Fee Table				Filed herewith

*
To be filed by amendment or as exhibit(s) to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report of the Registrant on Form 8-K, as applicable.

†	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.
Item 17.	Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee’s benefit plan’s annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(j)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on May 7, 2026.

BridgeBio Pharma, Inc.

By:	/s/ Neil Kumar
Neil Kumar, Ph.D. Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY
We, the undersigned directors and officers of BridgeBio Pharma, Inc. (the “Company”), hereby severally constitute and appoint Neil Kumar, Thomas Trimarchi, and Maricel M. Apuli, and each of them singly, our true and lawful attorneys-in-fact, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date
/s/ Neil Kumar	Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2026
Neil Kumar, Ph.D.

/s/ Thomas Trimarchi	President, Chief Financial Officer (Principal Financial Officer)	May 7, 2026
Thomas Trimarchi, Ph.D.

/s/ Maricel M. Apuli	Chief Accounting Officer (Principal Accounting Officer)	May 7, 2026
Maricel M. Apuli

/s/ Eric Aguiar	Director	May 7, 2026
Eric Aguiar, M.D.

/s/ Jennifer E. Cook	Director	May 7, 2026
Jennifer E. Cook

/s/ Douglas A. Dachille	Director	May 7, 2026
Douglas A. Dachillew

/s/ Ronald J. Daniels	Director	May 7, 2026
Ronald J. Daniels

Signature	Title	Date
/s/ Andrea J. Ellis	Director	May 7, 2026
Andrea J. Ellis

/s/ Fred Hassan	Director	May 7, 2026
Fred Hassan

/s/ Charles Homcy	Director	May 7, 2026
Charles Homcy

/s/ Andrew W. Lo	Director	May 7, 2026
Andrew W. Lo

/s/ Frank P. McCormick	Director	May 7, 2026
Frank P. McCormick

/s/ James C. Momtazee	Director	May 7, 2026
James C. Momtazee

/s/ Ali Satvat	Director	May 7, 2026
Ali Satvat

/s/ Randal Scott	Director	May 7, 2026
Randal Scott, Ph.D.

/s/ Hannah Valantine	Director	May 7, 2026
Hannah Valantine, M.D.